Exhibit 99.1

City Office REIT Reports Second Quarter 2017 Results

VANCOUVER—August 3, 2017—City Office REIT, Inc. (NYSE: CIO) (the “Company” or “City Office”), today announced its results for the quarter ended June 30, 2017.

Second Quarter Highlights

•	GAAP net income attributable to common stockholders was approximately $8.2 million, or $0.27 per fully diluted share, Core FFO was approximately $6.4 million, or $0.21 per fully diluted share, and AFFO was approximately $5.3 million, or $0.17 per fully diluted share;

•	In-place occupancy closed the quarter at 90.1%; the Company executed approximately 174,000 square feet of new and renewal leases during the quarter;

•	Same Store Cash NOI increased 19.1%, as compared to the second quarter of 2016;

•	Completed the sale of two of the five buildings at the AmberGlen property in Portland, Oregon for a combined sales price of $18.9 million, representing a net gain on sale of $9.2 million for the Company’s 76% ownership;

•	Completed $35.2 million of property refinancings with a blended fixed interest rate of 3.8%;

•	Declared a second quarter dividend of $0.235 per share of common stock, paid on July 25, 2017; and

•	Declared a second quarter dividend of $0.4140625 per share of Series A Preferred Stock, paid on July 25, 2017.

Highlights Subsequent to Quarter End – Pending Portfolio Acquisition

•	Entered into an agreement to acquire a ten-building portfolio in San Diego, California for $174.5 million (the “San Diego Portfolio”).

“We are pleased to report strong operating performance in our portfolio during the second quarter,” commented James Farrar, the Company’s Chief Executive Officer. “In addition to robust same store results, the average annualized gross rent per square foot at our properties increased over 8.0% year-over-year to $23.33 per square foot, indicating increasing rents at our properties and the addition of quality acquisitions to our portfolio.”

“Our focus on identifying high quality acquisition opportunities resulted in an agreement to acquire a $174.5 million off-market portfolio opportunity in San Diego, California subsequent to quarter end. San Diego possesses attractive investment fundamentals including strong demographics, positive employment and population growth trends, development barriers and depth of employment drivers. We believe that the San Diego Portfolio provides us with a great entry into the market with immediate scale, favorable acquisition metrics and opportunities to create long term value for our investors.”

A reconciliation of certain non-GAAP financial measures, including FFO, Core FFO, AFFO, NOI and Adjusted Cash NOI, to GAAP net income can be found at the end of this release.

Portfolio Operations

The Company reported that its total portfolio as of June 30, 2017 contained 4.4 million net rentable square feet and was 90.1% occupied.

City Office’s NOI was approximately $14.5 million, or approximately $14.1 million on an adjusted cash basis, during the second quarter of 2017. Same Store Cash NOI increased 19.1%, as compared to the second quarter of 2016. This was positively impacted by reduced free rent credits during the second quarter of 2017.

Investment and Disposition Activity

During the quarter, the Company sold two of the five buildings at the AmberGlen property in Portland, Oregon for a combined sales price of $18.9 million. The two buildings were sold for a net gain of $9.2 million for the Company’s 76% ownership, and City Office plans to retain the remaining three buildings, which are well-leased to quality tenants with long term lease profiles.

Subsequent to the end of the second quarter, City Office entered into an agreement to purchase a ten-building portfolio in San Diego, California for a purchase price of $174.5 million. The 680,000 square foot portfolio, which also includes a land parcel, is concentrated in two leading submarkets of San Diego. The acquisition is anticipated to generate a pro forma net operating income yield of approximately 7.4%, inclusive of estimated closing costs, reserves for planned capital improvements and the cost of the land parcel. The Company has waived its due diligence conditions and made a $10.0 million non-refundable deposit. Subject to the satisfactory completion of customary closing conditions, the transaction is scheduled to close late in the third quarter.

Leasing Activity

The Company’s total leasing activity during the second quarter of 2017 was 174,000 square feet, which included 23,000 square feet of new leasing and 151,000 square feet of renewals. 171,000 square feet of leases signed within the quarter will or have commenced subsequent to quarter end.

New Leasing – New leases were signed with a weighted average lease term of 5.2 years at a weighted average annual rent per square foot of $23.31 and at a weighted average cost of $5.28 per square foot per year.

Renewal Leasing – Renewal leases were signed with a weighted average lease term of 1.0 years at a weighted average annual rent per square foot of $19.47 and at a weighted average cost of $1.22 per square foot per year. As part of the renewal activity, the Company signed a one-year renewal with the Idaho State Tax Commission at the Washington Group Plaza property for 111,381 square feet commencing in the third quarter of 2017.

Capital Structure

As of June 30, 2017, the Company had total principal outstanding debt of approximately $415.9 million. 100% of the Company’s outstanding debt was fixed rate, with a weighted average maturity of 6.7 years and a weighted average interest rate of 4.2%.

The Company completed a $20.0 million ten-year secured property financing for the three remaining buildings at the Amberglen property with a fixed interest rate of 3.7% and a $15.2 million seven-year secured property financing for the Central Fairwinds property with a fixed interest rate of 4.0%.

Dividends

On June 27, 2017, the Company’s board of directors declared a cash dividend of $0.235 per share of the Company’s common stock for the three months ended June 30, 2017. The dividend was paid on July 25, 2017 to common stockholders and unitholders of record as of July 11, 2017.

On June 27, 2017, the Company’s board of directors declared a cash dividend of $0.4140625 per share of the Company’s 6.625% Series A Preferred Stock. The dividend was paid on July 25, 2017 to preferred stockholders of record as of July 11, 2017.

Revised 2017 Outlook

For fourth quarter 2017, the Company reiterates its expectation of Core FFO in the range of $0.29 to $0.31 per diluted share. For full year 2017, the Company expects Core FFO in the range of $0.96 to $0.99 per diluted share. Revised full year 2017 Core FFO guidance was impacted negatively by the pace of assumed acquisitions. The Company’s revised outlook does not reflect any material change to the outlook of the Company’s operations or run rate Core FFO.

This outlook reflects management’s view of current and future property operations and market conditions, including assumptions such as rental rates, occupancy levels, operating and general and administrative expenses, weighted average diluted shares outstanding, the pace of future acquisitions and interest rates. Reconciliation items are noted below.

Material Considerations:

1. Fourth quarter and full year 2017 Core FFO guidance reflect the Company’s actual year to date results and expectations for property level operations for the remainder of 2017. As compared to the Company’s previously issued guidance, there are no significant revisions to the Company’s property level operations expectations for owned properties for the remainder of 2017.

2. In addition to properties owned at June 30, 2017, revised guidance includes the acquisition of the San Diego Portfolio. This acquisition is assumed to close at the end of the third quarter. No additional acquisitions have been assumed. The actual timing of the San Diego Portfolio closing, if it occurs at all, will have a material impact on actual results.

3. No additional dispositions have been assumed. If the Company were to dispose of a property, including the Washington Group Plaza property, which is under contract for sale, there could be a material impact on guidance estimates based on the terms and timing of the redeployment of proceeds.

4. No further offerings of debt or equity securities or sales made pursuant to our “at-the-market” program have been assumed.

Webcast and Conference Call Details

City Office’s management will hold a conference call at 11:00 am Eastern Time on August 3, 2017.

The webcast will be available under the “Investor Relations” section of the Company’s website at www.cityofficereit.com. The conference call can be accessed by dialing 1-866-262-0919 for domestic callers and 1-412-902-4106 for international callers.

A replay of the call will be available later in the day on August 3, 2017, continuing through 11:59 pm Eastern Time on November 3, 2017 and can be accessed by dialing 1-877-344-7529 for domestic callers and 1-412-317-0088 for international callers. The passcode for the replay is 10110576. A replay will also be available for twelve months following the call at “Webcasts & Events” in the “Investor Relations” section of the Company’s website.

A supplemental financial package to accompany the discussion of the results will be posted on www.cityofficereit.com under the “Investor Relations” section.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT”) states FFO should represent net income or loss (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments of unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate.

The Company uses FFO as a supplemental performance measure because the Company believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items. We also exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn-out, changes in fair value of contingent consideration, and the amortization of stock based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Adjusted Funds from Operations (“AFFO”) – We compute AFFO by adding to Core FFO the non-cash amortization of deferred financing fees and non-real estate depreciation, and then subtracting cash paid for recurring tenant improvements, leasing commissions, and capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization. Recurring capital expenditures exclude development / redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We exclude first generation leasing costs within the first two years of our initial public offering or acquisition, which are generally to fill vacant space in properties we acquire or were planned at acquisition. We have further excluded all costs associated with tenant improvements, leasing commissions and capital expenditures which were funded by the entity contributing the properties at closing.

Along with FFO and Core FFO, we believe AFFO provides investors with appropriate supplemental information to evaluate the ongoing operations of the company. Other equity REITs may calculate AFFO differently, and, accordingly, the Company’s AFFO may not be comparable to such other REITs’ AFFO.

Net Operating Income (“NOI”), Adjusted Cash NOI – We define NOI as total revenues less property operating expenses. We define Adjusted Cash NOI as NOI less the effect of recurring straight-line rents, deferred market rent, and any amounts which are funded by the selling entities.

We consider NOI and Adjusted Cash NOI to be appropriate supplemental performance measures to net income because we believe they provide information useful in understanding the core operations and operating performance of our portfolio.

Same Store Cash Net Operating Income (“Same Store Cash NOI”) – Same Store Cash NOI is calculated as the NOI attributable to the properties continuously owned and operated for the entirety of the reporting periods presented. The Company’s definition of Same Store Cash NOI excludes properties that were not stabilized during both of the applicable reporting periods. These exclusions may include, but are not limited to, acquisitions, dispositions and properties undergoing repositioning or signification renovations.

We believe Same Store NOI is an important measure of comparison because it allows for comparison of operating results of stabilized properties owned and operated for the entirety of both applicable periods and therefore eliminates variations caused by acquisitions, dispositions or repositionings during such periods. Other REITs may calculate Same Store Cash NOI differently and our calculation should not be compared to that of other REITs.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. There can be no assurance that actual forward-looking statements, including projected capital resources, projected profitability and portfolio performance, estimates or developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include those pertaining to expectations regarding our financial performance, including under metrics such as NOI and FFO, market rental rates, national or local economic growth, estimated replacement costs of our properties, the Company’s expectations regarding tenant occupancy, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions, or other transactions, the expected operating performance of the Company’s current properties and anticipated near-term acquisitions and descriptions relating to these expectations, including, without limitation, the anticipated net operating income yield and cap rates. Forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management.

Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. All forward-looking statements included in this press release are based upon information available to the Company on the date hereof and the Company is under no duty to update any of the forward-looking statements after the date of this press release to conform these statements to actual results. The forward-looking statements involve a number of significant risks and uncertainties. Factors that could have a material adverse effect on the Company’s operations and future prospects are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent reports filed from time to time with the U.S. Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. The factors set forth in the Risk Factors section and otherwise described in the Company’s filings with SEC could cause the Company’s actual results to differ significantly from those contained in any forward-looking statement contained in this press release. The Company does not guarantee that the assumptions underlying such forward-looking statements are free from errors. Unless otherwise stated, historical financial information and per share and other data are as of June 30, 2017.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s business, financial condition, liquidity, cash flows and results could differ materially from those expressed in any forward-looking statement. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends.

City Office REIT, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value and share data)

	June 30,	December 31,
	2017	2016
Assets
Real estate properties
Land	$111,268	$115,634
Building and improvement	436,207	423,707
Tenant improvement	44,183	49,813
Furniture, fixtures and equipment	232	222

	591,890	589,376
Accumulated depreciation	(41,270)	(39,052)

	550,620	550,324

Cash and cash equivalents	68,149	13,703
Restricted cash	24,049	15,948
Rents receivable, net	18,831	17,257
Deferred leasing costs, net	5,351	5,422
Acquired lease intangibles assets, net	49,799	56,214
Prepaid expenses and other assets	2,259	2,626
Assets held for sale	38,289	—

Total Assets	$757,347	$661,494

Liabilities and Equity
Liabilities:
Debt	$411,110	$370,057
Accounts payable and accrued liabilities	12,092	12,976
Deferred rent	2,629	5,558
Tenant rent deposits	2,387	2,621
Acquired lease intangibles liability, net	5,807	4,302
Dividend distributions payable	8,967	7,521
Earn-out liability	—	2,400
Liabilities related to assets held for sale	1,445	—

Total Liabilities	444,437	405,435

Commitments and Contingencies
Equity:
6.625% Series A Preferred stock, $0.01 par value per share, 5,600,000 and 4,600,000 shares authorized, 4,480,000 issued and outstanding	112,000	112,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 30,257,448 and 24,382,226 shares issued and outstanding	303	244
Additional paid-in capital	264,785	195,566
Accumulated deficit	(64,781)	(53,608)

Total Stockholders’ Equity	312,307	254,202
Operating Partnership unitholders’ non-controlling interests	—	108
Non-controlling interests in properties	603	1,749

Total Equity	312,910	256,059

Total Liabilities and Equity	$757,347	$661,494

City Office REIT, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues:
Rental income	$21,635	$14,203	$43,948	$28,276
Expense reimbursement	2,847	1,562	5,141	3,344
Other	675	327	1,466	750

Total Revenues	25,157	16,092	50,555	32,370

Operating Expenses:
Property operating expenses	10,674	6,236	20,284	12,398
General and administrative	1,597	1,544	3,790	2,787
Base management fee	—	—	—	109
External advisor acquisition	—	—	—	7,045
Acquisition costs	—	87	—	87
Depreciation and amortization	9,148	6,520	19,646	13,071

Total Operating Expenses	21,419	14,387	43,720	35,497

Operating income/(loss)	3,738	1,705	6,835	(3,127)
Interest Expense:
Contractual interest expense	(4,356)	(3,139)	(8,429)	(6,885)
Amortization of deferred financing costs	(331)	(250)	(655)	(471)

	(4,687)	(3,389)	(9,084)	(7,356)
Change in fair value of contingent consideration	2,000	—	2,000	—
Net gain on sale of real estate property	12,116	15,934	12,116	15,934

Net income	13,167	14,250	11,867	5,451
Less:
Net income attributable to noncontrolling interests in properties	(3,104)	(110)	(3,272)	(177)
Net income attributable to Operating Partnership unitholders’ non-controlling interests	—	(2,613)	—	(874)

Net income attributable to the Company	10,063	11,527	8,595	4,400
Preferred stock distributions	(1,855)	—	(3,701)	—

Net income attributable to common stockholders	$8,208	$11,527	$4,894	$4,400

Net income per common share and unit:
Basic	$0.27	$0.56	$0.16	$0.26
Diluted	$0.27	$0.48	$0.16	$0.22

Weighted average common shares outstanding:
Basic	30,257	20,729	29,886	16,746
Diluted	30,563	24,235	30,186	20,237

Dividend distributions declared per common share and unit	$0.235	$0.235	$0.235	$0.235

City Office REIT, Inc.

Reconciliation of Net Operating Income

(Unaudited)

(In thousands)

Three Months Ended
June 30, 2017
Net income	$13,167
Adjustments to net income:
General and administrative	1,597
Contractual interest expense	4,356
Amortization of deferred financing costs	331
Depreciation and amortization	9,148
Change in fair value of contingent consideration	(2,000)
Net gain on sale of real estate property	(12,116)

Net Operating Income (“NOI”)	$14,483
Net recurring straight line rent adjustment	104
Net amortization of above and below market leases	(80)

Portfolio Adjusted Cash NOI	$14,507
Non-controlling interests in properties - share in cash NOI	(382)

Adjusted Cash NOI (CIO share)	$14,125

City Office REIT, Inc.

Reconciliation of Net Income to FFO, Core FFO and AFFO

(Unaudited)

(In thousands, except per share data)

Three Months Ended
June 30, 2017
Net income attributable to stockholders	$8,208
(+) Depreciation and amortization	9,148
(-) Net gain on sale of real estate	(12,116)

$5,240
Non-controlling interests in properties:
(+) Share of net income	3,104
(-) Share of FFO	(286)

FFO attributable to common stockholders and unitholders	$8,058

(+) Stock based compensation	352
(-) Change in fair value of contingent consideration	(2,000)

Core FFO attributable to common stockholders and unitholders	$6,410

(+) Net recurring straight line rent adjustment	104
(+) Net amortization of above and below market leases	(80)
(+) Net amortization of deferred financing costs	325
(-) Net recurring tenant improvement and incentives	(426)
(-) Net recurring leasing commissions	(551)
(-) Net recurring capital expenditures	(446)

AFFO attributable to common stockholders and unitholders	$5,336

Core FFO per share and common unit	$0.21

AFFO per share and common unit	$0.17

Dividends per share and common unit	$0.235
Core FFO Payout Ratio	112%
AFFO Payout Ratio	135%
Weighted average common stock and common units outstanding	30,563

Contact

City Office REIT, Inc.

Anthony Maretic, CFO

+1-604-806-3366

investorrelations@cityofficereit.com